                                                                    EXHIBIT 23.2


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 10, 2001 included in Computer Motion, Inc.'s Form 10-K/A for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.


ARTHUR ANDERSEN LLP



Los Angeles, California
September 17, 2001